SED INTERNATIONAL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 19, 2001, and does hereby appoint Gerald Diamond and Larry G. Ayers, and either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of SED International Holdings, Inc. common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SED International Holdings, Inc., to be held at the principal executive offices of the Company, 4916 N. Royal Atlanta Drive, Tucker, Georgia, at 12:00 p.m., local time, on November 20, 2001, and at any and all adjournment(s) thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND PROPOSALS.

1. Proposal 1: The election as directors of the two nominees listed below to serve for a three-year term expiring at the 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

G FOR ALL nominees listed below	G WITHHOLD AUTHORITY to vote for
(except as marked to the contrary below)	all nominees listed below

STEWART I. AARON, MARK DIAMOND

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

IF NO DIRECTION IS MADE TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE NOMINEES.

2. In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof. This proxy may be revoked at any time prior to the voting thereof.

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM THE OTHER SIDE)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

Signature

Signature, if shares held jointly

Date , 2001

Please sign exactly as your name appears hereon. When shares are held jointly, both holders should sign.

When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title.

If the holder is a corporation or partnership the full corporate or partnership name should be signed by a duly authorized officer or partner, respectively.